RENEWAL AGREEMENT

THIS AGREEMENT made as of the 1st day of July 2006, among WORDLOGIC COPRORATION, a corporation under the laws of Nevada having its principal business office at Suite 2400, 650 West Georgia Street, Vancouver, British Columbia V6B 4N7 (“WordLogic”), Street, Vancouver, British Columbia, Canada, and T. ALLEN ROSE, businessman, of 724 Colborne Street, New Westminster, British Columbia, V3L 2E2, Canada (“Rose”).

WITNESSES THAT WHEREAS:
A.	Pursuant to an agreement made between the WordLogic and Rose as of January 1, 2002 (the “Consulting Agreement”) Rose agreed to aid and assist WordLogic as a consultant by providing certain financial, administrative and business support services to the WordLogic and WordLogic agreed to engage Rose for those purposes, on the terms and conditions set out in the Consulting Agreement.

B.	Pursuant to an agreement made between WordLogic and Rose as of January 1, 2003, the Consulting Agreement was renewed for another 12 months.

C.	Pursuant to an agreement made between WordLogic and TheAmericanWest.Com, Inc. (TAWS) as of March 11, 2003, WordLogic and TAWS agreed to merge together into one corporation.

D.	Pursuant to an agreement made between WordLogic and Rose as of June 1, 2003, the Consulting Agreement was renewed for another 12 months.

E.	Pursuant to an agreement made between WordLogic and Rose as of June 1, 2004, the Consulting Agreement was renewed for another 12 months.

F.	Pursuant to an agreement made between WordLogic and Rose as of June 1, 2005, the Consulting Agreement was renewed for another 12 months.

G.	WordLogic and Rose wish to renew the term of the Consulting Agreement for another 12 months under the same terms and conditions as the Consulting Agreement with the exception of the Fee which shall be $6,000 per month.

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NOW THEREFORE in consideration of the premises and the covenants and agreements of the parties hereto as hereinafter set forth, the parties hereto covenant and agree as follows:

1.	Term. WordLogic and Rose will extend the Term of the Consulting Agreement for twelve months commencing from June 1, 2006.

2.	Fee.	WordLogic agrees to pay to Rose for the services rendered a fee in the amount of $6,000 for each month of services (or equivalent) provided

IN WITNESS WHEREOF the parties have executed this Agreement with effect as of the day and year first above written.

WORDLOGIC CORPORATION.
By:	/s/ Frank Evanshen

Name:	Frank Evanshen

Title	President and CEO

Date:	July 1, 2006

T. ALLEN ROSE
/s/ T. Allen Rose
Witness

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